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                               SERVICES AGREEMENT

Ladies and Gentlemen:

         We have an agreement (the "Distribution Agreement") with each of several open-end investment companies, or series thereof, for which Warburg, Pincus Counsellors, Inc. ("Counsellors") provides investment advisory services (together with such other open-end investment companies, or series thereof, for which Counsellors provides advisory services in the future, the "Counsellors-advisor Funds"). Pursuant to the Distribution Agreements, we, Counsellors Securities Inc. ("CSI"), act as the distributor of shares of common stock of the Funds designated "Common Shares" (collectively, the "Shares"). You provide recordkeeping and administrative services to certain employee benefit plans and retirement plans (together, the "Plans") that include or propose to include certain of the Counsellors-advisor Funds (as modified from time to time, the "Funds") as an investment alternative or to other customers of yours who from time to time beneficially own Shares (together with Plan participants, "Customers"). We may enter into other similar agreements with any other person or persons without your consent or notice to you.

         As used herein, unless the context otherwise requires, "we," "our" and/or "us" refer to CSI and "you," "your" and "yours" refer to the company that is the counterparty to this Agreement (the "Service Organization"). The terms "Prospectus" and "Statement" as used herein refer respectively to the then current prospectus and statement of additional information relating to the Shares forming parts of the Registration Statement on Form N-1A of a Fund under the Securities Act of 1933, as amended (the "1933 Act").

         1. Services. As applicable, you agree to provide the administrative, shareholder and/or other services set forth on Schedule A hereto, as amended from time to time. In providing such services, you shall not, except as specifically provided herein, have any authority to act as agent for us or any Fund, but shall act only as agent of the Plans and Customers who from time to time beneficially own Shares of one or more Funds and as an independent contractor and not as an employee or agent of the Funds, Counsellors or us.

         You will maintain all records required by law, including records detailing the services you provide in return for the fees to which you are entitled under this Agreement. Such records shall be preserved, maintained and made available to the extent required and in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Exchange Act of 1934 (the "1934 Act")


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and the respective rules thereunder. Upon request by a Fund or us, you agree to promptly make copies or, if required, originals of such of these records available to the Fund or us, as the case may be. You also agree to promptly notify the Fund or us if you experience any difficulty in maintaining the records described in the foregoing in an accurate and complete manner. This provision shall survive the termination of this Agreement.

         You agree to furnish the Funds, Counsellors and us with such occasional and periodic reports as we shall reasonably request from time to time to enable the Funds or us to comply with applicable laws and regulations (including, without limitation, providing reports relating to blue sky and other state securities laws and regulations) and with such other information as we may reasonably request (including, without limitation, periodic certifications confirming the provision to Plans (and Customers of the services described herein). Moreover, you agree to provide to the Funds, Counsellors and us access to you and your personnel at our reasonable request during normal business hours to confirm compliance with the provisions of this Agreement and applicable law.

         You shall take all steps necessary to ensure that the arrangements provided for in this Agreement are properly disclosed to the Plans. You agree to inform Plans and Customers that they are transacting business with you and not with the Funds, Counsellors or us, and that they may look only to you for resolution of problems or discrepancies in their accounts or between those accounts and your omnibus accounts (the "Accounts") at the Funds.

         Neither any Fund, Counsellors nor we assume any responsibility or obligation as to your right to sell Shares in any state or jurisdiction. We have full authority to take such action as we may deem advisable in respect of all matters pertaining to the continuous offering of Shares. We reserve the right in our sole discretion and without prior notice to you to suspend sales or withdraw the offering of Shares of any or all Funds. You agree that you will not offer or sell any Shares except in compliance with applicable federal and state securities laws. You agree that you will not offer or sell any Shares to Plans, Customers or other persons (i) in any state or jurisdiction in which such Shares are not qualified for sale or exempt from the requirements of the relevant securities laws or in which you are not properly licensed or authorized to make such offers or sales, (ii) with respect to whom such investment would not be suitable or otherwise appropriate, or (iii) at any time after CSI or any Fund has provided you with written notice that any Fund is not then currently offering Shares to the public.


         You shall maintain at all times general liability and other insurance coverage, including errors and omissions coverage, that is reasonable and customary in light of your duties hereunder, with limits of not less than $5 million. Such insurance coverage shall be issued by a qualified insurance carrier with a Best's rating of at least "A" or with the highest rating of a nationally recognized statistical rating organization. In

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addition, you shall promptly deliver to us such financial statements as we reasonably request concerning your financial condition; such statements shall fairly represent your financial condition as of the date thereof. You shall inform us of any subsequent material change in your financial condition that would cause such statements to no longer fairly represent your financial condition.

         2. Orders for Shares. Orders received from you for Shares of a Fund will be accepted by us only at the public offering price applicable to each order, as set forth in the relevant Prospectus and Statement. All orders by you for a Fund's Shares will be held through the Accounts with the Fund, and you agree to make available to the Funds on a monthly basis records necessary to determine the number of Plans or Customers in each Account (indicating the number of new Customer accounts opened during the month, as well as the number of ongoing Customer accounts) and, if requested by us, the times of receipt of Customer orders. You agree to use your best efforts to assist us in identifying "market timers" or investors who engage in a pattern of short-term trading.

         On each day on which a Fund calculates its net asset value (a "Business Day"), you shall aggregate and calculate the net purchase and redemption orders for each Account. Net orders shall only reflect Customer orders that you have received prior to the close of regular trading on the New York Stock Exchange, Inc. (the "NYSE") (currently 4:00 p.m., Eastern time) on that Business Day. Orders that you have received after the close of regular trading on the NYSE shall be treated as though received on the next Business Day. Each communication of orders by you shall constitute a representation that such orders were received by you prior to the close of regular trading on the NYSE on the Business Day on which the purchase or redemption order is priced in accordance with Rule 22c-1 under the 1940 Act. Other procedures relating to the Funds, including the timing and manner of payment for Shares, shall be in accordance with Schedule B, as amended from time to time, as well as with the Prospectus and Statement of the relevant Fund and with oral or written instructions that we or the relevant Fund shall forward to you from time to time.

         SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT AND THE PROCEDURES REFERRED TO IN THE PRECEDING PARAGRAPH, YOU ARE HEREBY APPOINTED TO ACT, AND YOU HEREBY AGREE TO ACT, AS AGENT OF EACH FUND FOR THE PURPOSE SPECIFICALLY SET FORTH IN THIS PARAGRAPH. Provided that you comply with the procedures referred to in the preceding paragraph, you shall be deemed to be an agent of each Fund for the sole purpose of receiving instructions from Customers for the purchase and redemption of Shares of the Fund prior to the close of regular trading on the NYSE each Business Day and communicating orders based on such instructions to us or the Fund's transfer agent, all as specified herein. The Business Day on which you receive such instructions prior to the close of regular trading on the NYSE shall be the Business Day on which such

                                      -3-


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orders will be deemed to be received by us or the Fund's transfer agent as a result of such instructions.

         You shall not withhold placing orders for the Shares received from Customers so as to profit yourself as a result of such withholding. You shall not place orders for Shares unless you have already received purchase orders for Shares at the applicable public offering price and subject to the terms hereof. All orders are subject to acceptance or rejection by us or the relevant Fund in the sole discretion of either, or by the relevant Fund's transfer agent acting on our behalf, and orders shall be effective only upon receipt in proper form. The Funds may, if necessary, delay redemption of Shares to the extent permitted by the 1940 Act.

         3. Fees. For the services and facilities provided by you hereunder, we agree to pay you beginning on the effective date indicated next to our signature below an amount calculated at the rate and in the manner set forth in Schedule C, as amended from time to time.


         You agree that during the term of this Agreement, you will not assess against or collect from Plans or Customers any transaction fee upon the purchase or redemption of any Fund's Shares that are considered in calculating the fee due pursuant to this Agreement.

         4. CSI's Responsibilities; Limitation of Liability for Claims. Any printed information that we furnish to you other than the Prospectus, the Statement, information supplemental to the Prospectus and the Statement, periodic reports and proxy solicitation materials are our sole responsibility and not the responsibility of any Fund, and you agree that the Funds, the shareholders of the Funds and the officers and governing Boards of the Funds shall have no liability or responsibility to you in these respects. You also agree that the payment of compensation to you under this Agreement is solely our responsibility and not that of any Fund, and you agree that the Funds, the shareholders of the Funds and the officers and governing Boards of the Funds shall have no liability or responsibility to you with respect to any indebtedness, liability or obligation hereunder. Further, it is understood, in the case of each Fund that is organized as a Massachusetts business trust or series thereof, that the declarations of trust for each trust refers to the trustees collectively as trustees and not as individuals personally, and that the declaration of trust provides that no shareholder, officer, trustee, employee or agent of the trust shall be subject to claims against or obligations of the trust to any extent whatsoever, but that the trust estate only shall be liable. No Fund or series of a Fund shall be liable for the obligations or liabilities of any other Fund or series of a Fund.

         5. Pricing Errors. In the event adjustments are required to correct any error in the computation of the net asset value of a Fund's Shares, the Fund or we shall notify you as soon as practicable after discovering the need for those adjustments that result


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in an aggregate reimbursement of $150 or more to the Accounts. Any such notice shall state for each day for which an error was in effect the incorrect price, the correct price and, to the extent communicated to the Fund's shareholders, the reason for the price change. You may send this notice or a derivation thereof (so long as such derivation is approved in advance by Counsellors or us) to Customers whose accounts are affected by the price change.

         If an adjustment is to be made in accordance with the preceding paragraph, the relevant Fund shall make all necessary adjustments (within the parameters specified therein) to the number of Shares owned in the Accounts and distribute to you the amount of such underpayment for credit to Customers' accounts.

         If the Accounts received amounts in excess of the amounts to which they otherwise would have been entitled, you, at our request, will make a good faith attempt to collect such excess amounts from Customers. In no event, however, shall you be liable to the Funds or us for any such amounts.

         6. Termination; Assignment. This Agreement shall be terminable without penalty upon 30 days' written notice to us by you and upon 10 days' written notice to you by us; provided, however, that any termination of this Agreement shall not affect any unpaid obligations under this Agreement and you shall be entitled to receive all fees earned up to and including the effective date of termination.

         This Agreement shall not be assignable by either us or you without the prior written consent of the Funds. Nothing in this Agreement is intended to confer upon any person other than the parties hereto and their permitted assigns and successors any rights or remedies under or by reason of this Agreement.

         7. Fund Information. You agree that you will not offer or sell any Shares except in compliance with applicable federal and state securities laws and that in connection with sales and offers to sell Shares you will furnish to each person to whom any such sale or offer is made, at or prior to the time of offering or sale, a copy of the relevant Prospectus and, if requested, the corresponding Statement (each as then amended or supplemented) and will not furnish to any person any information relating to a Fund that is inconsistent in any respect with the information contained in the Prospectus and Statement (each as then amended or supplemented). You shall not make any representations concerning the Shares or a Fund except those contained in the relevant Prospectus or Statement or in such printed material issued by us or a Fund as information supplemental to the Prospectus and Statement.

         CSI will provide you on a timely basis with investment performance information for each Fund, including total return for the preceding calendar month and calendar quarter, the calendar year to date and the prior one-year, five-year and ten-year (or life of the Fund) periods. You may, based on the Securities and Exchange Commission-


                                      -5-


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mandated  information  supplied  by  CSI,  prepare  communications  for
Customers ("Customer Materials"). You shall provide copies of all Participant Materials to CSI concurrently with their first use for CSI's internal recordkeeping purposes; however, it is understood that neither CSI nor any Fund shall be responsible for errors or omissions in, or the content of, Customer Materials.

         8. Standard of Care; Indemnification. In carrying out your and our obligations under this Agreement, you and we each agree to act in good faith and without negligence.

         You agree to and do release, indemnify and hold each Fund, Counsellors, CSI and their and our respective employees, agents, trustees, directors, officers and controlling persons harmless from and against any and all direct or indirect claims, liabilities, expenses or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder. Without limiting the generality of the foregoing, you agree that this provision will apply to claims, liabilities, expenses or losses arising out of (a) your making any statement or representation concerning the Shares or a Fund that is not contained in the relevant Prospectus or Statement or in such printed material issued by us or a Fund as information supplemental to the Prospectus and Statement (including, without limitation, any statement, representation or omission contained in Customer Materials) and (b) an offering or sale of Shares (i) in any state or jurisdiction in which such Shares are not qualified for sale or exempt from the requirements of the relevant securities laws or in which you are not properly licensed or authorized to make such offers or sales, (ii) which is unsuitable or otherwise inappropriate to any Plan or Customer or (iii) at any time after CSI or any Fund has provided you with written notice that any Fund is not then currently offering Shares to the public. The Funds and CSI, in each case solely to the extent of such parties' responsibilities hereunder, agree to and do release, indemnify and hold you and your officers, directors and controlling persons harmless from and against any and all direct or indirect claims, liabilities, expenses or losses resulting from requests, directions, actions or inactions of or by any Fund, CSI or its or our respective officers, employees or agents regarding our responsibilities hereunder.

         This provision shall survive the termination of this Agreement.

         9. Representations and Warranties. Each party hereby represents and warrants to each other party that it is duly authorized by all necessary action, approval or authorization to enter into this Agreement and that it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

         You further represent, warrant and agree that:



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                            (i)  you are fully authorized by applicable law and
 regulation and by any agreement you may have with any Plan, Customer or other client for whom you may act pursuant to this Agreement to perform the services and receive the compensation therefor described in this Agreement;

                            (ii)  in performing the services described in this
 Agreement, you will comply with all applicable laws, rules and regulations and with the relevant Prospectus and Statement;

                            (iii) if you are not duly registered as a broker-dealer under Section 15 of the 1934 Act or as a transfer agent under Section 17A of the 1934 Act and, in either case, applicable state securities laws and regulations, you are not required to be so registered and will not be required to be so registered in order to perform the services and receive the compensation therefor described in this Agreement;

                            (iv) neither you nor any of your "affiliates" (as such term is defined in 29 C.F.R. Section 2510.3-21(e)) is a "fiduciary" of any Plan as such term is defined in section 3(21) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"); and

                            (v)  the receipt of fees hereunder will not
         constitute a "prohibited transaction" as such term is defined in section 406 of ERISA and section 4975 of the Code.

         10. Transactions Subject to Fund/SERV. Upon the execution of the Fund/SERV Amendment to this Agreement, trades may be made through Fund/SERV.

         11. Governing Law; Complete Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of laws principles.


         This Agreement contains the full and complete understanding of the parties and supersedes all prior representations, promises, statements, arrangements, agreements, warranties and understandings between the parties with respect to the subject matter hereof, whether oral or written, express or implied.

         12. Amendment. This Agreement, including the Schedules thereto, may be modified or amended and the terms of this Agreement may be waived only by writings signed by each of the parties.

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         13.  Notices.  All notices and communications shall be mailed or telecopied to you to the address set forth below and to us at 466 Lexington Avenue, New York, New York 10017, Attention: Eugene P. Grace
(Fax No.:212-878-9351), or in any case to such other address as a party may request by giving written notice to the other.

COUNSELLORS SECURITIES INC.


Date:_____________ __, 199                  By:________________________________
                                                 Name:

                                                 Title:

Effective as of: _________, 199             By:_________________________________
                                                 Name

                                                 Title:


         Please indicate your confirmation and acceptance of this Agreement as of the date written above by signing below and returning one copy of this Agreement to Counsellors Securities Inc., 466 Lexington Avenue, New York,
 New York 10017, Attention:  Eugene P. Grace.

Accepted and Agreed:________________________

By:_________________________________________

Name (Print):_______________________________

Title:

Address:

Telephone No.:

Fax No.:


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                  CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL
HAVE THE MEANING SET FORTH IN THE BODY OF THE SERVICES AGREEMENT.

                                   SCHEDULE A

                             Administrative Services

         (i) providing Customers with a service that invests the assets of their accounts in Shares;

         (ii) receiving from the Plans and Customers, in accordance with the Services Agreement, instructions for the purchase and redemption of Shares; aggregating and processing purchase and redemption requests for Shares from Customers and placing net purchase and redemption orders for each Account with CSI or its designee, communicating such orders in a timely manner to CSI or its designee in accordance with Schedule D to the Services Agreement; promptly delivering, or instructing the Plans to deliver, appropriate documentation to CSI or its designee; and settling purchase and redemption orders in accordance with the Services Agreement and the relevant Prospectus and Statement;

           (iii)  arranging for bank wires;

            (iv) providing sub-accounting with respect to Shares beneficially owned by Plans and Customers;

             (v) to the extent required by law, at your expense, forwarding shareholder communications from the relevant Fund (such as the Prospectus, the Statement, information supplemental to the Prospectus and Statement, periodic reports, proxy solicitation materials and dividend, distribution and tax notices) to Plans and Customers, with such material to be provided to you by CSI to the extent reasonably practicable upon 10 Business Days' notice;

            (vi) withholding taxes on non-resident alien accounts and otherwise as required by law;

           (vii) maintaining records of dividends and other distributions; including dates and prices for all transactions, reinvesting or disbursing in cash such dividends and distributions in the relevant Fund for Plans and Customers;



                                      A-1


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          (viii)  preparing and delivering to Plans and Customers and state and federal regulatory authorities, including the U.S. Internal Revenue Service, such information respecting dividends and distributions paid by the relevant Fund as may be required by law;

            (ix) maintaining adequate records for each Plan and Customer, including daily and monthly summaries, reflecting Shares purchased and redeemed, including dates and prices for all transactions and Share balances; and

             (x) preparing and delivering to Plans and Customers periodic account statements showing for each Plan and Customer, respectively, the total number of Shares of a Fund held as of the statement closing date, purchases and redemptions of Shares during the statement period and dividends and other distributions paid during the statement period including dates and prices for all transactions.

                                       A-2


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                              Shareholder Services

         (i) responding to Plan and Customer inquiries; providing information on Plan and Customer investments; and providing other shareholder liaison services;

         (ii) providing office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel already employed by you) as may be reasonably necessary or beneficial in order to provide services to Plans and Customers under this Agreement;

         (iii) sending confirmations of orders to the Plans and Customers to the extent required by law and paying any expenses in connection therewith;

         (iv) using all reasonable efforts to ensure that taxpayer identification numbers provided by you on behalf of the Plans and Customers are correct; and

         (v) providing the Plans and Customers a confirming Prospectus following an acquisition of Shares to the extent required by law.

                                 Other Services

         (i) providing all other services as may be incidental to the Administrative Services and Shareholder Services enumerated above;

         (ii) providing such other services as may be normal or customary for service providers performing substantially similar services; and

         (iii) providing such other services as may be mutually agreed by the parties to the extent permitted under applicable law.

                                      A-3


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                                                                      SCHEDULE B
                              Operating Procedures

         (i) Each Fund will make available its net asset value per Share each Business Day as soon as reasonably practicable after calculation. The Fund will use its best efforts to make such determination available by 6:00 p.m., Eastern time, but in no event later than 7:00 p.m., Eastern time.

         (ii) For orders placed with a Fund for investment at the prior Business Day's net asset value per Share (the Business day of the order being referred to as "T+1"):

                  (a) orders must be communicated to us or the Fund's transfer agent by 9:00 a.m., Eastern time, on T + 1, and

                  (b) payment for such orders must be in federal funds transmitted by wire initiated by 12:00 p.m., Eastern time, on T + 1 by either you or us, as applicable.

         (iii) Issuance and transfer of Shares will be by book entry only.
Share certificates will not be issued by the Funds unless specifically requested by you and agreed to by the relevant Fund.

         (iv) CSI will make available reports as to the states and jurisdictions in which we believe Shares of the Funds are qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states and jurisdictions. These reports will be updated periodically.

         (v) The Funds will make available confirmation of executed orders the next Business Day following receipt of the order from you. Confirmation may be in written or verbal form. You must promptly inform CSI of any discrepancies; silence will be deemed to indicate agreement.

         (vi) Each Fund will furnish notice of the declaration of any dividends or other distributions payable by it. This information will include the ex, record and payable dates along with the Shares' reinvestment price. Typically, this notice will be given by fax transmission, but may be given by other means as may be reasonable under the circumstances.

         (vii) Dividends and distributions of a Fund will be automatically reinvested, unless otherwise indicated in writing by you, at net asset value per Share of the Fund in accordance with the Fund's Prospectus.

         (viii) The Funds will prepare Account statements on a calendar quarter basis.

                                      B-1


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                                                                      SCHEDULE C
                                      FEES

                                                    Total Annual Fee as % of
                                                   Average Daily Net Assets of
                     Name of Fund                        Customers held:



                                          Service Provider:_____________________

                                               Approved By:_____________________

                                                      Name:_____________________

                                                     Title:_____________________

                                                      Date:_____________________



                                      C-1


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         Fees will be computed by CSI and paid quarterly.  CSI or another of the
Funds' designees shall pay the Fee to you, and shall be reimbursed by each Fund for a portion of the Fee due with respect to that Fund to be determined from time to time ("Fund Portion"). The difference between the Fee due minus the Fund Portion shall not be reimbursed by the Funds, but shall be borne by CSI or another of the Funds' designees.

         For purposes of determining the Fees payable hereunder, the average net assets of the Plans' and Customers' Shares will be computed in the manner specified in the relevant Fund's registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of Shares for purposes of purchases and redemptions. Fees payable hereunder shall only be paid with respect to assets serviced by you and not by any other financial institution and/or any of your affiliates. You will not at any time include or permit to be included in the calculation of Customers' or Plans' Shares or fees due from CSI or any affiliate thereof pursuant to this Agreement, Shares with respect to which a fee is being paid by CSI to a party other than you or which are otherwise the subject of a similar agreement, whether such agreement is in place on the date hereof or entered into at some future date.

         In computing your fee, the applicable fee rate set forth above (multiplied by the actual number of days elapsed during the period and divided by 365) shall be applied to the average aggregate quarterly net asset value of Shares of the applicable Funds in accounts for which you provide services for the period in question. Each quarterly fee shall be determined independently of every other quarterly fee. For the quarter in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during such quarter. In addition, if in any period the aggregate amount payable to you is less than $200, we may, in our discretion, defer the payment of such amount until it, together with a subsequent payment or payments, exceeds $200.

                                      C-2

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                 WARBURG PINCUS ADVISOR FUNDS SERVICES AGREEMENT

Gentlemen:

        We, Counsellors Securities Inc. ("CSI"), have an agreement (the "Distribution Agreement") with the several open-end management investment companies, or series thereof, for which Warburg, Pincus Counsellors, Inc. ("Counsellors") provides investment advisory services which are listed on Appendix A hereto, as amended from time to time (the "Funds"). Pursuant to the Distribution Agreements, we act as the distributor of shares of each Fund's common stock or beneficial interest, as the case may be, par value $.001 per share, designated Series 2 Shares or Advisor Shares (collectively, "Advisor Shares"). This is to confirm that, in consideration of the agreements hereinafter contained, we have agreed that the company that is the counterparty to this Agreement (the "Service Organization") shall provide certain services in connection with the Advisor Shares. We acknowledge that Advisor Shares may be sold directly to certain employee benefit and retirement plans ("Plans") that include or propose to include one or more Funds as an investment alternative. The terms "Prospectus" and "Statement" as used herein refer respectively to the then current prospectus and statement of additional information relating to the Advisor Shares forming parts of the Registration Statement on Form N-1A of a Fund under the Securities Act of 1933, as amended (the "1933 Act").

        1. Services. Service Organization agrees to provide to investors in the Funds ("Customers"), Plans and Plan participants the administrative, shareholder and/or other services set forth on Schedule A hereto, as amended from time to time. If Service Organization is not a banking organization that is prohibited from performing such services (a "Bank"), Service Organization also agrees to provide the distribution and marketing services set forth on Schedule A hereto. In providing such services, Service Organization shall not, except as specifically provided herein, have any authority to act as agent for CSI or any Fund, but shall act only as agent of the Plans, Plan participants and Customers who from time to time beneficially own Advisor Shares and as an independent contractor and not as an employee or agent of the Funds, Counsellors or CSI.

        Service Organization will maintain all records required by law, including records detailing the services it provides in return for the fees to which it is entitled under this Agreement. Such records shall be preserved, maintained and made available to the extent required by law and in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the rules thereunder. Upon request by a Fund or CSI, Service Organization agrees to promptly make copies or, if required, originals of such of these records available to the Fund or CSI, as the case may be. Service Organization also agrees to promptly notify the Fund or CSI if it experiences any difficulty in maintaining these records in an accurate and complete manner. This provision shall survive the termination of this Agreement.

        Service Organization agrees to furnish the Funds, Counsellors and CSI with such occasional and periodic reports as we shall reasonably request from time to time to enable us or the Funds to comply with applicable laws and regulations (including, without limitation, providing reports relating to blue sky and other state securities laws and regulations) and with such other information as they may reasonably request (including, without limitation, periodic certifications confirming the provision to Plans, Plan participants and Customers of the services described herein). Moreover, Service Organization agrees to provide to the Funds, Counsellors and CSI access to it, and its personnel at their reasonable request during normal business hours to confirm compliance with the provisions of this Agreement and applicable law. In performing services hereunder, Service Organization agrees that it will not engage in any activities set forth in Schedule B.

        Service Organization shall take all steps necessary to ensure that the arrangements provided for in this Agreement are properly disclosed to the Plans and Customers. Service Organization agrees to inform Plans and Customers that they are transacting business with Service Organization and not with CSI, Counsellors or the Funds, and that they and Plan participants may look only to Service Organization for resolution of problems or discrepancies in their accounts or between those accounts and Service Organization's omnibus accounts (the "Accounts") at the Funds.

        In the case of Service Organizations that are not banks, neither CSI, Counsellors nor any Fund assumes any responsibility or obligation as to Service Organization's right to sell Advisor Shares in any state or jurisdiction. Any such Service Organization agrees that it will not offer or sell any Advisor Shares to Plans, Customers or persons (i) in any jurisdiction in which Service Organization is not properly licensed and authorized to make such offers or sales, or in which Advisor Shares are not qualified for sale, (ii) with respect to whom such investment would not be suitable or appropriate under applicable law or (iii) at any time after CSI or any Fund has provided you with written notice that any Fund is not then currently offering Advisor Shares to the public. CSI has full authority to take such action as it may deem advisable in respect of all matters pertaining to the continuous offering of Advisor Shares. CSI reserves the right in its sole discretion and without prior notice to Service Organization to suspend sales or withdraw the offering of Advisor Shares of each Fund.

        Service Organization shall maintain at all times general liability and other insurance coverage, including errors and omissions coverage, that is reasonable and customary in light of its duties hereunder, with limits of not less than $5 million. Such insurance coverage shall be issued by a qualified insurance carrier with a Best's rating of at least "A" or with the highest rating of a nationally recognized statistical rating organization. In addition, Service Organization shall promptly deliver to CSI such financial statements as CSI may reasonably request concerning Service Organization's financial condition; such statements shall fairly represent Service Organization's financial condition as of the date thereof.

        Each Fund and CSI may enter into other similar agreements with any other person or persons without Service Organization's consent.

        2. Orders for Advisor Shares. Orders received from Service Organization for Advisor Shares will be accepted by CSI only at the public offering price applicable to each order, as set forth in the relevant Prospectus and Statement. All orders by Service Organization for Advisor Shares will be held through the Accounts with the Funds; and Service Organization agrees to make available on a monthly basis to CSI records necessary to determine the number of Plans, Plan participants and/or Customers in each Account and the times of receipt of Plan participant and Customer orders. Service Organization agrees to use its best efforts to assist CSI in identifying "market timers" or investors who engage in a pattern of short-term trading.

        On each day on which a Fund calculates its net asset value (a "Business Day"), Service Organization shall aggregate and calculate the net purchase and redemption orders for each Account maintained by the Fund in which Plan participant and Customer assets are invested. Net orders shall only reflect Plan participant and Customer orders that Service Organization has received prior to the close of regular trading on the New York Stock Exchange, Inc. (the "NYSE") (currently 4:00 p.m., Eastern time) on that Business Day. Orders that Service Organization has received after the close of regular trading on the NYSE shall be treated as though received on the next Business Day. Each communication of orders by Service Organization shall constitute a representation that such orders were received by it prior to the close of regular trading on the NYSE on the Business Day on which the purchase or redemption order is priced in accordance with Rule 22c-1 under the 1940 Act. Other procedures relating to the Funds shall be in accordance with Schedule C, as amended from time to time, as well as with the Prospectus and Statement of the relevant Fund and with oral or written instructions that CSI or a Fund shall forward to Service Organization from time to time.

        SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT AND THE PROCEDURES REFERRED TO ABOVE, SERVICE ORGANIZATION HEREBY IS APPOINTED TO ACT, AND SERVICE ORGANIZATION HEREBY AGREES TO ACT AS AGENT OF CSI FOR THE PURPOSE SPECIFICALLY SET FORTH IN THIS

PARAGRAPH. Provided that Service Organization complies with the foregoing, it shall be deemed to be an agent of CSI for the sole purpose of receiving instructions as Plan and Customer agent for the purchase and redemption of Advisor Shares of that Fund prior to the close of regular trading each Business Day and communicating orders based on such instructions to the Fund's transfer agent, all as specified herein. The Business Day on which Service Organization receives such instructions prior to the close of regular trading on the NYSE shall be the Business Day on which such orders will be deemed to be received by CSI or the Fund's transfer agent as a result of such instructions.

        Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Fund's Prospectus.

        Payment for Advisor Shares must be received at the time, and in the manner, set forth in Schedule C, as amended from time to time. All orders are subject to acceptance or rejection by CSI or the relevant Fund in the sole discretion of either, or by the Fund's transfer agent acting on its behalf, and orders shall be effective only upon receipt in proper form. Each Fund may, if necessary, delay redemption of Advisor Shares to the extent permitted by the 1940 Act.

               3. Fees. (a) Each Fund has adopted a plan pursuant to Rule 12b-1 under the 1940 Act providing for paymnet of 12b-1 fee of up to .75% of the value of the average daily net assets of the Advisor Shares held of record by the Service Organization from time to time on behalf of Plan participants and Customers (the "Customers' Advisor Shares"). In consideration of the services and facilities provided by the Service Organization, CSI, on behalf of each Fund, may pay to the Service Organization, and the Service Organization will accept as full payment therefor, a fee in an amount obtained by multiplying the applicable percentages set forth on Appendix A by the average daily net assets of the Customers' Advisor Shares, which fee will be computed daily and payable quarterly. The fee set forth above may include a service fee in the amount of
 .25% of the average daily net assets of the Customers' Advisor Shares, which fee will be computed daily and payable quarterly. Any such service fee shall be paid to Service Organization solely for personal service and/or the maintenance of shareholder accounts.

               (b) For purposes of determining the fees payable under this
Section 3, the average daily net assets of the Customers' Advisor Shares will be computed in the manner specified in the relevant Fund's registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of Advisor Shares for purposes of purchases and redemptions. If in any period the aggregate amount payable to Service Organization is less than $200, CSI may, in its discretion, defer the payment of such amount until it, together with a subsequent payment or payments, exceeds $200.

               (c) Service Organization will provide to Plans, Plan participants and Customers a schedule of fees showing the compensation payable to the Service Organization hereunder, along with any other fees charged by it to Plans, Plan participants and Customers relating to their assets that are invested in Advisor Shares.

               (d) The fees paid pursuant to this Agreement shall be payable only after, for so long as and to the extent that CSI has received an amount equal to the fees payable to Service Organization from each Fund pursuant to such Fund's Distribution Plan, as amended from time to time, adopted pursuant to Rule 12b-1 under the 1940 Act.

        4. Counsellors Securities' Responsibilities; Limitation of Liability for Claims. Any printed information that is furnished to Service Organization other than each Fund's Prospectus, Statement, information supplemental to the Prospectus and the Statement, periodic reports and proxy solicitation materials is CSI's sole responsibility, and not the responsibility of any Fund, and Service Organization agrees that the Funds, the shareholders of the Funds and the officers and governing Boards of the Funds shall have no liability or responsibility to Service Organization in these respects. Further, it is understood, in the case of each Fund that is organized as a Massachusetts business trust or series thereof, that the declarations of trust for each trust refers to the trustees collectively as trustees and not as individuals personally, and that the declaration of trust provides that no shareholder, trustee, officer, employee or agent of the trust shall be subject to claims against or obligations of the trust to any extent whatsoever, but that the trust estate only shall be liable. No Fund shall be liable for the obligations or liabilities of any other Fund. No series of any Fund, if any, shall be liable for obligations of any other series.

        5. Pricing Errors. In the event adjustments are required to correct any error in the computation of the net asset value of a Fund's Advisor Shares, the Fund or CSI shall notify Service Organization as soon as practicable after discovering the need for those adjustments that result in an aggregate reimbursement of $150 or more to any one Account. Any such notice shall state for each day for which an error occurred the incorrect price, the correct price and, to the extent communicated to the Fund's shareholders, the reason for the price change. Service Organization may send this notice or a derivation thereof (so long as such derivation is approved in advance by CSI or Counsellors) to Plan participants and Customers whose accounts are affected by the price change.

        If an Account received amounts in excess of the amounts to which it otherwise would have been entitled prior to an adjustment for an error, Service Organization, at the Fund's request, will make a good faith attempt to collect such excess amounts from

Plan participants and Customers. In no event, however,shall
Service Organization be liable to a Fund or CSI for any such amounts.

        If an adjustment is to be made in accordance with the first paragraph of this Section 5, the relevant Fund shall make all necessary adjustments (within the parameters specified in that first paragraph) to the number of Advisor Shares owned in the Accounts and distribute to Service Organization the amount of such underpayment for credit to Plan participants' and Customers' accounts.

        6. Publicity. CSI will provide Service Organization on a timely basis with investment performance information for each Fund in which Service Organization maintains an Account, including total return for the preceding calendar month and calendar quarter, the calendar year to date, and the prior one-year, five-year, and ten-year (or life of the Fund) periods. Service Organization may, based on the Securities and Exchange Commission-mandated information supplied by CSI, prepare communications for Plan participants and Customers ("Participant Materials"). Service Organization shall provide copies of all Participant Materials to CSI concurrently with their first use for CSI's internal recordkeeping purposes. It is understood that neither CSI nor any Fund shall be responsible for errors or omissions in, or the content of, Participant Materials.

        7. Standard of Care; Indemnification. In carrying out Service Organization's and CSI's obligations under this Agreement, Service Organization and CSI each agree to act in good faith and without negligence.

        Service Organization agrees to and does release, indemnify and hold each Fund, its investment adviser(s), CSI and their respective officers, trustees, directors, employees, agents and controlling persons harmless from and against any and all direct or indirect claims, liabilities, expenses or losses resulting from requests, directions, actions or inactions of or by Service Organization or its or their officers, employees or agents regarding Service Organization's responsibilities hereunder. Without limiting the generality of the foregoing, Service Organization agrees that this provision will apply to claims, liabilities, expenses or losses arising out of (a) Service Organization making any statement or representation concerning the Advisor Shares that is not contained in the relevant Prospectus or Statement or in such printed material issued by CSI or a Fund as information supplemental to the Prospectus and Statement (including, without limitation, any statement, representation or omission contained in Participant Materials), (b) a sale or offering of Advisor Shares (i) in any state or jurisdiction in which such Advisor Shares are not qualified for sale or exempt from the requirements of the relevant securities laws or in which Service Organization is not properly licensed or authorized to make offers or sales, (ii) which is unsuited or otherwise inappropriate for any Plan, Plan participant or Customer or (iii) at any time after CSI or any Fund provides written notice that any Fund is not then currently offering Advisor Shares to the public. CSI agrees to and does release, indemnify and hold Service Organization and its officers, directors and controlling persons harmless from and against any and all direct or indirect claims, liabilities, expenses or losses resulting from requests, directions, actions or inactions of or by CSI or its respective officers, trustees, directors, employees, agents or controlling persons.

        This provision shall survive the termination of this Agreement.

        8. Representations and Warranties. Each party hereby represents and warrants to the other that it is duly authorized by all necessary action, approval or authorization to enter into this Agreement and that it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

        Service Organization further represents, warrants and agrees that:

                      (i) Service Organization is and, during the term of this Agreement, will be fully authorized by applicable law and regulation and by any agreement it may have with any Plan, Customer or client for whom it may act in a manner covered by this Agreement to perform the services and receive the compensation therefor described in this Agreement;

                      (ii) in performing the services and receiving the compensation described in this Agreement, Service Organization will comply with all applicable laws, rules and regulations;

                      (iii) Service Organization is duly registered as a broker-dealer under Section 15 of the 1934 Act and a transfer agent under Section 17A of the 1934 Act and, in each case, applicable state securities laws and regulations, and all such registrations are in full force and effect and will remain in effect during the term of this Agreement; if Service Organization is not so registered, it is not required to be so registered and will not be required to be so registered in order to perform the services described in this Agreement;

                       (iv) neither Service Organization, nor any of its "affiliates" (as such term is defined in 29 C.F.R. Section 2510.3-21(e)) is or, during term of this Agreement, will become a "fiduciary" of any Plan as such term is defined in section 3(21) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Internal Revenue Code of 1986, as amended (the "Code");

                       (v) the receipt of fees hereunder will not constitute a "prohibited transaction" as such term is defined in section 406 of ERISA and section 4975 of the Code; and

                       (vi) the compensation payable to Service Organization hereunder, together with any other compensation it receives from Plans, Plan participants and Customers for services contemplated by this Agreement, will not be excessive or unreasonable under the laws and instruments governing its relationships with Plans, Plan participants and Customers.

        9. Reports. Service Organization will furnish CSI, each Fund or its designees with such information as it or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Plans, Plan participants and Customers of the services described herein), and will otherwise cooperate with CSI, each Fund and its designees (including, without limitation, any auditors designated by each Fund), in connection with the preparation of reports to the Fund's governing Board concerning this Agreement and the monies paid or payable by CSI, on behalf of the Fund, pursuant hereto, as well as any other reports or filings that may be required by law. Service Organization will promptly notify the Fund and CSI in the event it is no longer able to make the representations and warranties set forth above.

        10. Term. This Agreement will become effective on the date set forth below. Unless sooner terminated, this Agreement will continue until one year from the date hereof, and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by the Fund in the manner set forth in the next paragraph. This Agreement is terminable with respect to each Fund, with or without cause, without penalty (i) at any time by the Fund, which termination may be by vote of a majority of (a) the Disinterested Trustees/Directors (as defined below) or (b) the outstanding Advisor Shares of the Fund, or (ii) by CSI or Service Organization upon 30 days' notice to the other party hereto.

               Anything in this Agreement to the contrary notwithstanding, no compensation may be paid under this Agreement with respect to any Fund until this Agreement has been approved by vote of a majority of (i) the Fund's governing Board and (ii) those Trustees/Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund and have no direct or indirect financial interest in the operation of the Distribution Plan adopted by the Fund regarding the provision of distribution and support services to the beneficial owners of the Advisor Shares or in any agreements related thereto ("Disinterested Trustees/Directors"), cast in person at a meeting for the purpose of voting on such approval.

        11. Transactions Subject to Fund/SERV. Upon the execution of a Fund/SERV Amendment to this Agreement, transactions in Fund shares may be affected through Fund/SERV.

        12. Governing Law; Complete Agreement; Assignment. This Agreement shall be governed by and construed in accordance with the laws (except the conflict of law rules) of the State of New York.

        This Agreement contains the full and complete understanding of the parties and supersedes all prior representations, promises, statements, arrangements, agreements, warranties and understandings between the parties with respect to the subject matter hereof, whether oral or written, express or implied.

        This Agreement is non-assignable by the parties hereto and will terminate automatically in the event of its assignment (as such term is defined in the 1940 Act). Nothing in this Agreement is intended to confer upon any person other than the Fund and the parties hereto and their permitted assigns and successors any rights or remedies under or by reason of this Agreement.

        13. Amendment. This Agreement, including the Schedules thereto, may be modified or amended and the terms of this Agreement may be waived only by writings signed by each of the parties.

    14. Notices. All notices and communications shall be mailed or telecopied to Service Organization to the address set forth below and to the Fund or CSI at 466 Lexington Avenue, New York, New York 10017, Attention: Eugene P. Grace Fax No.: 212-878-9351), or in any case to such other address as a party may request by giving written notice to the other.

                             COUNSELLORS SECURITIES INC.


Date:_____________ __, 199          By:________________________________
                                    Name:
                                    Title:
Effective as of:______________

Please indicate Service Organization's confirmation and acceptance of this Agreement as of the date written above by signing below and returning one copy of this Agreement to Counsellors Securities Inc., 466 Lexington Avenue, New York, New York 10017, Attention: Eugene P. Grace.

Accepted and Agreed:

__________________________________

By:__________________________

Name (Print):__________________

Title:_________________________

Address: ______________________

Telephone No.:__________________

Fax No.:

CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANING SET FORTH IN THE BODY OF THE ADVISOR FUNDS SERVICES AGREEMENT.

                                   APPENDIX A

               Funds                                                    Fee Rate

Warburg Pincus Balanced Fund                                             .50%
Warburg Pincus Capital Appreciation Fund                                 .50%
Warburg Pincus Emerging Growth Fund                                      .50%
Warburg Pincus Emerging Markets Fund                                     .50%
Warburg Pincus Fixed Income Fund                                         .25%
Warburg Pincus Health Sciences Fund                                      .50%
Warburg Pincus Global Fixed Income Fund                                  .50%
Warburg Pincus Growth & Income Fund                                      .50%
Warburg Pincus Intermediate Maturity Government Fund                     .25%
Warburg Pincus International Equity Fund                                 .50%
Warburg Pincus Japan Growth Fund                                         .50%
Warburg Pincus Japan OTC Fund                                            .50%
Warburg Pincus New York Intermediate Municipal Fund                      .25%
Warburg Pincus Post-Venture Capital Fund                                 .50%
Warburg Pincus Small Comany Growth Fund                                  .50%
Warburg Pincus Small Company Value Fund                                  .50%

                                                                      SCHEDULE A

                             Distribution and Marketing Services

          (i) formulation and implementation of marketing and promotional activities including, but not limited to, direct mail promotions and other advertising, if appropriate;

          (ii) distributing Prospectuses, Statements and reports of the Fund to prospective Plans, Plan sponsors and Customers;

          (iii) preparing, printing and distributing sales literature pertaining to the Fund; and

          (iv) obtaining information, analyses and reports with respect to marketing and promotional activities relating to the Fund.

                             Administrative Services

          (i) receiving from the Plans, Plan participants and Customers, by the close of regular trading on the New York Stock Exchange (currently 4:00 p.m., Eastern time) on any business day (i.e., a day on which the New York Stock Exchange is open for trading), instructions for the purchase and redemption of shares; aggregating and processing purchase and redemption requests for Advisor Shares from Plan participants and Customers and placing net purchase and redemption orders with CSI or its designee; payment for net purchase orders must be received at the time the order is placed; communicating orders in a timely manner to CSI or its designee and promptly delivering, or instructing the Plans to deliver, appropriate documentation to CSI or its designee;

    (ii) providing Plan participants and Customers with a service that invests the assets of their accounts in Advisor Shares;

    (iii) providing information periodically to Plans, Plan participants and Customers showing their positionsin Advisor Shares;

    (iv) arranging for bank wires;

    (v) providing sub-accounting with respect to Advisor Shares beneficially owned by Plans, Plan participants and Customers;

    (vi) if required by law, forwarding shareholder communications from the relevant Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Plans, Plan participants and Customers at Service Organization's expense, with such material to be provided to it by CSI to the extent reasonably practicable upon ten Business Days' notice;

    (vii) withholding taxes on non-resident alien accounts and otherwise as appropriate;

    (viii) maintaining records of dividends and distributions; and disbursing dividends and distributions and reinvesting such in the relevant Fund for Plans and Plan participants;

    (ix) preparing and delivering to Plans, Plan participants and Customers and state and federal regulatory authorities, including the U.S. Internal Revenue Service, such information respecting dividends and distributions paid by the relevant Fund as may be required by law;

    (x) maintaining adequate records for each Plan and Customer reflecting Advisor Shares purchased and redeemed, including dates and prices for all transactions, and Share balances;

    (xi) preparing and delivering to Plans and Customers periodic account statements showing for each Plan and Customer, respectively, the total number of Advisor Shares held as of the statement closing date, purchases and redemptions of Advisor Shares during the statement period, and dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Advisor Shares), including dates and prices for all transactions;

    (xii) on behalf of and to the extent instructed by each Plan and Customer and as required by law, at Service Organization's expense, delivering to Plan participants (or delivering to the Plans for distribution to Plan participants) and Customers Prospectuses, Statements and other materials provided to it by CSI to the extent reasonably practicable upon ten Business Days' notice;

    (xiii) maintain daily and monthly purchase summaries (expressed in both Share and dollar amounts) for each Plan and Customer; and

    (xiv) settle orders in accordance with the terms of the Prospectus and Statement of the Fund.

                              Shareholder Services

    (i)  responding to Plans, Plan participant and Customer inquiries;

    (ii) providing information on Plan, Plan participant and Customer investments;

   (iii) providing other shareholder liaison services;

    (iv) providing office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in Service Organization's business, or any personnel employed by Service Organization) as may be reasonably necessary or beneficial in order to provide services to Plans and Customers under this Agreement;

    (v) sending confirmations of orders to the Plans and Plan participants and Customers to the extent required by law and paying any costs in connection therewith;

    (vi) using all reasonable efforts to ensure that taxpayer identification numbers provided by Service Organization on behalf of the Plans, Plan participants and Customers are correct; and

    (vii) providing the Plans, Plan participants and Customers a confirming Prospectus following an acquisition of Advisor Shares to the extent required by law.

                                 Other Services

    (i) providing all other services as may be incidental to the Distribution and Marketing Services, Administrative Services and Shareholder Services enumerated above;

   (ii) providing such other services as may be normal or customary for service providers performing substantially similar services; and

  (iii) providing such other services as may be mutually agreed by the parties to the extent permitted under applicable statutes, rules and regulations.

                                                                      SCHEDULE B

                              Prohibited Activities

    (i) Service Organization shall not withhold placing orders for the Advisor Shares received from Plan participants and Customers so as to profit as a result of such withholding.

   (ii) Service Organization shall not place orders for Advisor Shares unless it has already received purchase orders for Advisor Shares at the applicable public offering price and subject to the terms hereof.

  (iii) Service Organization agrees that it will not offer or sell any Advisor Shares except under circumstances that will result in compliance with applicable federal and state securities laws and that in connection with sales and offers to sell Advisor Shares Service Organization will furnish to each person to whom any such sale or offer is made, at or prior to the time of offering or sale, a copy of the relevant Prospectus and, if requested, the corresponding Statement (each as then amended or supplemented) and will not furnish to any person any information relating to a Fund that is inconsistent in any respect with the information contained in the Prospectus and Statement (each as then amended or supplemented).

  (iv) Service Organization shall not make any representations concerning the Advisor Shares except those contained in the relevant Prospectus and Statement and in such printed information subsequently issued by CSI or a Fund as information supplemental to the Prospectus and Statement.

                                                                     SCHEDULE C

                              Operating Procedures

        1. Each Fund will make available its net asset value per share on a daily basis as soon as reasonably practicable after the net asset value is calculated. The Fund will use its best efforts to make such determination available by 6:00 p.m., Eastern time, but in no event later than 7:00 p.m., Eastern time, each Business Day.

        2. Each Fund will furnish notice of the declaration of any income, dividends or capital gains distributions payable by it. This information will include the ex, record and payable dates along with the Fund's reinvestment price. Typically, this notice will be given by fax transmission, but may be given by other means as may be reasonable under the circumstances.

        3. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Fund's Prospectus.

        4. For trades placed with a Fund the Business Day after a trade date ("T+1") for investment at the prior Business Day's net asset value:

        (i) trade orders must be received before 4:00 p.m., Eastern time, by the Service Organization on the trade date ("T"):

        (ii) trade orders must be communicated to the relevant Fund by 10:00 a.m., Eastern time on T + 1, and

        (iii) payment for such orders must be in federal funds transmitted by wire. This wire must be initiated by 12:00 p.m., Eastern time on T + 1 by either the Service Organization or CSI, as the case may be.

        5. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued by the Funds unless specifically requested by the Service Organization and agreed to by the relevant Fund.

        6. CSI will make available reports as to the states and jurisdictions in which we believe the Funds are qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states and jurisdictions. These reports will be updated periodically as changes arise.

        7. The Funds will make available confirmation of executed trades the next Business Day following receipt of the trade from the Service Organization. Confirmation may be in written or verbal form. If verbal, Service Organization must promptly inform CSI of any discrepancies; silence will be deemed to indicate agreement.

        8. The Funds will make available account statements on a calendar quarter basis.